THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SECURED BY ASSETS OF THE COMPANY AND ITS SUBSIDIARIES AS MORE FULLY SET FORTH IN THAT CERTAIN SECURITY AGREEMENT DATED AS OF JULY 15, 2009 AND AS AMENDED AS OF THE DATE HEREOF BETWEEN THE COMPANY AND HOLDER.

STRATOS RENEWABLES CORPORATION

SECURED PROMISSORY NOTE

March 4, 2010
US$585,077	Beverly Hills, California

FOR VALUE RECEIVED, Stratos Renewables Corporation, a Nevada corporation (“Company”) promises to pay to the order of I2BF BioDiesel Limited, a business company existing under the laws of the British Virgin Islands (“Holder”), or its registered assigns, the principal sum of FIVE HUNDRED EIGHTY-FIVE THOUSAND SEVENTY-SEVEN DOLLARS (US585,077) or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to fifteen percent (15%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest to occur (the “Maturity Date”) of (i) December 31, 2012, (ii) a Change of Control (as defined below), or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.  All references to Dollars herein are to lawful currency of the United States of America.

All amounts owing on this Note shall be payable in arrears, with payments first applied to any and all costs and expenses incurred by Holder in enforcement or the preservation of any rights hereunder, second to accrued and unpaid interest on this Note, and thereafter on the unpaid principal amount hereof, at the address for such purpose specified below the Holder’s name on the signature page hereto.

This Note may be prepaid by the Company only with the consent of the Holder; provided, that in the event of a Financing Event (as defined below) prior to the Maturity Date, the consent of the Holder to prepayment shall not be unreasonably withheld.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.           Definitions. The following capitalized terms have the following meanings:

(a)         “Affiliate” shall mean, with respect to any Person (i) a Person directly or indirectly controlling, controlled by or under, control with such Person, (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such Person, or (iii) an officer, director, general partner, member or manager of such Person, or a member of the immediate family of an officer, director, general partner, member or manager of such Person.  When the Affiliate is an officer, director, partner or manager of such Person or a member of the immediate family of an officer, director, general partner, member or manager of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate.  For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(b)         “Change of Control” means (i)  any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(c)         “Financing Event” shall mean one or more bona fide equity financing of the Company pursuant to which the Company raises at least $5,000,000 in gross proceeds; provided, however, that it is mutually agreed and understood that the currently contemplated $7.4 million equity financing of the Company by PanAmerican Securities, LLC (“PAC”) (or a financing upon similar terms with PAC or another third party, in any case as approved by the Special Finance Committee and the Company’s board of directors) shall not be a “Financing Event” for the purposes hereof.

(d)         “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(e)          “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Purchase Agreement (as defined below), including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)         “Person” shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(g)         “Purchase Agreement” shall mean that certain Note Purchase Facility Agreement dated as of March 3, 2010, by and among the Company, I2BF Biodiesel, Ltd. and BlueDay Limited.

(h)          “Subsidiary” of a Person shall mean each corporation or other entity of which (a) such Person or any other Subsidiary of such Person is a general partner or a manager or (b) at least 50% of the securities or other ownership interests having by their terms ordinary voting power to elect at least 50% of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

2.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. Company shall fail to pay when due the principal or interest payment on the due date hereunder and such payment shall not have been made within three (3) business days of Company’s receipt of Holder’s written notice to Company of such failure to pay or any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of Company’s receipt of Holder’s written notice to Company of such failure to pay;

(b)           Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing;

(c)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement;

(d)           Representations and Warranties.  Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Purchaser in connection with this Note or the Purchase Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(e)           Judgments. A final judgment or order for the payment of money in excess of US$250,000 shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy;

(f)            Enforceability. This Note or any material term hereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

(g)           Breaches of Covenants. The Company or any Subsidiary shall fail to observe or perform any other covenant, representation, or warranty, obligation, condition or agreement, in each case if material, contained herein (other than those specified in Section 2(a) above) or in the Purchase Agreement and, in the cases of breaches reasonably capable of cure, such failure shall continue for ten (10) days after written notice to Company of such failure.

3.           Rights of Holder upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 2(b) and 2(c), and giving effect to any applicable cure periods), and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(b) or 2(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it hereby or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.           Successors and Assigns. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder of this Note.

6.           Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

7.           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:  (a) if to the Holder, at the Holder’s address or facsimile number set forth on the signature page hereto, or at such other address as the Holder shall have furnished the Company in writing, or (b) if to the Company, at 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, California 90210, Attn: Valerie Broadbent, facsimile: (310) 919-3044, or at such other address or facsimile number as the Company shall have furnished to the Holder in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited inside the United States with an overnight courier service of recognized standing for delivery within the United States, (v) three business days after being deposited within the United States with an express courier service of recognized standing for delivery outside of the United States or vice versa or (v) four days after being deposited in the U.S. mail, first class with postage prepaid, provided that first class mail shall not be used for the delivery of notice outside of the United States.

8.           Payment. Payment shall be made in lawful tender of the United States.

9.           Expenses; Waivers. If action is instituted to collect this Note or to maintain or preserve any rights of Holder hereunder, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

10.         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

STRATOS RENEWABLES CORPORATION

By:	/s/ Thomas Synder
Name:	Thomas Snyder
Title:	President and Chief Executive Officer

AGREED AND ACKNOWLEDGED

I2BF BIODIESEL LIMITED

By:	/s/ Ilya A. Golubovich
Name:	Ilya A. Golubovich
Title:	Director

c/o I2BF Venture Capital
Suite 401,
One Heddon Street
Mayfair, London, W1B 4BD
United Kingdom